IPEX, Inc.
                       9255 Towne Centre Drive, Suite 235
                           San Diego, California 92121

                                  June 7, 2005

Massimo Ballerini
Via Alserio 13
Milano 20159 Italy

Dear Massimo:

      This letter is being delivered in connection with your continued employment by IPEX, Inc., a Nevada corporation (the "Company"), in order to facilitate an acquisition by the Company of certain assets of RGB Channel SRL, B Tech, Ltd., Emanuele Boni and you. By signing this letter, you agree that this letter sets forth the basic terms and conditions of your employment.

      1. Salary. Your annual salary is currently set at $84,000 ("Salary"). Any amounts paid as salary will be subject to regular payroll deductions and will be paid on a semi-monthly basis. As a general matter, your salary will be reviewed annually, but the Company reserves the right to change your compensation from time to time on reasonable notice. You will, as additional salary, subject to payroll deductions, be provided a home to reside, an automobile and a cellular phone with an aggregate minimum value of $3,000 per month.

      2. Duties. Your job title is Chief Science Officer, but you may be assigned other titles and duties as needed and your title and duties may change from time to time on reasonable notice, based on the needs of the Company and your skills, as determined by the Company. As an exempt employee, you are required to exercise your specialized expertise, independent judgment and discretion to provide high-quality services. You are required to follow office policies and procedures adopted from time to time by the Company and to take such general direction as you may be given from time to time by your superiors. The Company reserves the right to change these policies and procedures at any time. (Also see Adjustments and Changes in Employment Status - below). Except as set forth in Exhibit A, you are required to devote 100% of your energies, efforts and abilities to your employment, unless the Board expressly agrees in writing otherwise. Except as set forth in Exhibit A hereto, you are not permitted to engage in (i) any other business or (ii) any investment (directly or indirectly, third-party or otherwise) made to support any business similar to that conducted, or proposed to be conducted by, the Company (except that a less than two percent (2%) ownership interest in a public corporation shall be permitted).

      3. Hours of Work. As an exempt employee, you are expected to work the number of hours required to get the job done. However, you are generally expected to be present during normal working hours of the Company. Normal and reasonable working hours will be established by the Company and may be changed as needed to meet the needs of the business.

      4. Adjustments and Changes in Employment Status. You understand that the Company reserves the right to make personnel decisions regarding your employment, including but not limited to decisions regarding any promotion, salary adjustment, transfer or disciplinary action, up to and including termination, consistent with the needs of the business.

      5. Proprietary Information Agreement. You will be required to sign and abide by the terms of the enclosed proprietary information agreement, which is incorporated into this agreement by reference as Exhibit B.

      6. Immigration Documentation. Please be advised that your continued employment is contingent on your ability to prove your identity and authorization to work in the U.S. for the Company. You must comply with the Immigration and Naturalization Service's employment verification requirements. The Company shall hire an immigration attorney, at Company expense, to assist you in obtaining a work visa.

      7. Representation and Warranty of Employee. You represent and warrant to the Company that the performance of your duties has not violated and will not violate any agreements with or trade secrets of any other person or entity.

      8. Employee Benefits. You will be eligible to receive paid time off ("PTO") from work for vacations, personal business, personal illness or family business in accordance with the Company's current PTO policy. PTO will be a minimum of twenty (20) working days per annum, or as otherwise agreed to by the Company. You are also eligible to receive the Company's standard health insurance benefits and dental insurance benefits, as provided in benefit plans currently, or to be, maintained by the Company. The Company shall obtain a term life insurance policy insuring your life, payable to beneficiaries of your choice, with a face value of one million dollars ($1,000,000), for a term equal to the lesser of (i) 5 years, or (ii) the term of your employment as set forth in Section 10 of this Agreement. These benefits may change from time to time. You will be covered by workers' compensation insurance and State Disability Insurance, as required by state law.

      9. Equity-Based Compensation. You may be eligible to receive awards of equity-based compensation (e.g., options to acquire shares of the capital stock of the Company or the opportunity to purchase restricted shares of such stock) pursuant to one or more employee benefit plans maintained by the Company from time to time for such purpose; however, any such compensation shall be (i) solely within the discretion of the Board (or a Committee of the Board maintained for such purpose) and (ii) subject to the terms of any definitive agreement with respect thereto.

      10. Term of Employment. Your employment with the Company shall remain "at-will" after the effective date of this Agreement. In other words, either you or the Company can terminate your employment at any time for any reason, with or without cause and with or without notice. If termination is without cause, you will be entitled to salary continuation and severance pay in the amount of three
(3) months Salary. Termination for cause is defined as (a) you are derelict in your duties or commit any misconduct with respect to the Company's affairs and such dereliction or misconduct shall continue for a period of five (5) days after the Company shall have given you written notice specifying such dereliction or misconduct, and advising you that the Company shall have the right to terminate your employment hereunder in the event such misconduct continues through such five-day period; (b) you commit an act constituting common law fraud or any crime, which could reasonably be expected to have an adverse impact on the Company, its business or assets; or (c) you should fail (otherwise than on account of illness or other incapacity) or refuse to carry out the reasonable directives of the Board of Directors of the Company, and such failure or refusal shall continue for a period of five (5) days after the Company has given you written notice specifying such directives and wherein you haves failed or refused to carry out the same, and advising you that the Company shall have the right to terminate your employment hereunder in the event such failure or refusal continues through such five-day period.

      11. Dispute Resolution Procedure. You and the Company (the "parties") agree that any dispute arising out of or related to the employment relationship, including the termination of that relationship and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, to the maximum extent permitted by law, shall be resolved by final and binding arbitration in San Diego, California, except where the law specifically forbids the use of arbitration as a final and binding remedy, or where section (d) below specifically allows a different remedy. The following dispute resolution procedure shall apply:

      (a) The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed.

      (b) The responding party shall furnish a statement of the relief, if any, that it is willing to provide, and the witnesses or documents that support its position as to the appropriate action. The parties can mutually agree to waive this step. If the matter is not resolved at this step, the parties shall submit the dispute to non-binding mediation before a mediator to be jointly selected by the parties. The Company will pay the cost of the mediation.

      (c) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration. The parties shall attempt to agree to the identity of an arbitrator, and, if they are unable to do so, they will obtain a list of arbitrators from the Federal Mediation and Conciliation Service and select an arbitrator by striking names from that list.

      The arbitrator shall have the authority to determine whether the conduct complained of in subsection (a) of this section violates the rights of the complaining party and, if so, to grant any relief authorized by law, subject to the exclusions of subsection (d) below. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of any employment agreement between the parties. In addition, the arbitrator shall not have the authority to require the Company to change any lawful policy or benefit plan.

      The hearing shall be transcribed. The Company shall bear the costs of the arbitration if you prevail. If the Company prevails, you will pay half the cost of the arbitration or $5000, whichever is less. Each party shall be responsible for paying its own attorneys fees.

      Arbitration shall be the exclusive final remedy for any dispute between the parties, to the maximum extent permitted by law, including but not limited to disputes involving claims for discrimination or harassment (such as claims under the Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, or the Age Discrimination in
Employment Act), wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress or any other disputes, and the parties agree that no dispute shall be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for in subsections (a) and (b) above.

      The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement, so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law; provided, however, that either party may bring an action in a court of competent jurisdiction regarding or related to matters involving the Company's confidential, proprietary or trade secret information, or regarding or related to inventions that you may claim to have developed prior to joining the Company or after joining the Company, pursuant to California Labor Code 2870. The parties further agree that, for violations of your confidentiality, proprietary information or trade secret obligations which the parties have elected to submit to arbitration, the Company retains the right to seek preliminary injunctive relief in court in order to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration.

      (d) The Company reserves the right to modify, change or cancel this provision upon 30 days written notice. However, such cancellation shall not affect matters which have already been submitted to arbitration.

      12. Integrated Agreement. Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein. It constitutes the full, complete and exclusive agreement between you and the Company with respect to the subject matters herein. This agreement cannot be changed unless in writing, signed by you and the Chief Executive Officer or President of the Company.

      13. Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected; and, the parties shall use their best efforts to find an alternative way to achieve the same result.

      In order to confirm your agreement with these terms, please sign one copy of this letter and return it to me. The other copy is for your records. If there is any matter in this letter which you wish to discuss further, please do not hesitate to speak to me.

                                 Very truly yours,

                                 IPEX, INC.


                                 By:   /s/ Milton Ault
                                      ------------------------------------------
                                      Milton "Todd" Alt, Chief Executive Officer


--------------------------------------------------------------------------------

      I agree to the terms of employment set forth in this Agreement.


Signature: /s/ Massimo Ballerini
           ---------------------                        ---------------------
Name:  Massimo Ballerini                                Date:  June 7, 2005

                                    EXHIBIT A
                                    ---------

      The undersigned, Massimo Ballerini, hereby certifies, represents, warrants and covenants to IPEX, Inc., a Nevada corporation (the "Company") the following:

      (a) Ownership Interests. The undersigned is currently the owner (directly or indirectly) of capital stock in the Company. The undersigned owns no other ownership interests in, nor has any rights to acquire any ownership interests in (directly or indirectly) any business similar to that conducted, or proposed to be conducted by, the Company.

      (b) Noncompetition. The undersigned represents, warrants and covenants that he shall not hold any ownership interests or rights to acquire ownership interests in, directly or indirectly, any business similar to that conducted, or proposed to be conducted by, the Company, or their respective affiliates, related parties, predecessors, successors and assigns until the later of (i) twelve (12) months following the termination of the undersigned's employment with the Company, or (ii) six (6) months after such time as the undersigned holds no ownership interests or rights to acquire ownership interests in the Company, except that a less than two percent (2%) ownership interest in a public corporation shall be permitted.

      (c) Nonsolicitation. During the period commencing on the date hereof and ending two (2) years after the termination of the undersigned 's employment by the Company for any reason, the undersigned shall not directly or indirectly induce or attempt to induce any of the employees of the Company to leave the employ of the Company, or solicit the business of any client or customer of the Company or any consultant to the Company.

      (d) Proprietary Information.

            (i) For purposes of this Agreement, "Proprietary Information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) information encompassed in all proposals, marketing and sales plans, financial information, costs, pricing information, computer programs (including source code, object code, algorithms and models), customer information, customer lists, and all methods, concepts, know-how or ideas in or reasonably related to the business of the Company as well as confidential information belonging to the Company 's customers or clients. The undersigned agrees to regard and preserve as confidential all Proprietary Information whether undersigned has such Proprietary Information in undersigned 's memory or in writing or other physical form.

            (ii) The undersigned will not, without written authority from the Company to do so, directly or indirectly, use any Proprietary Information for the undersigned 's benefit or purposes, nor disclose any Proprietary Information to others, either during the term of the undersigned 's employment by the Company or thereafter, except as required by the conditions of the undersigned 's employment by the Company. The undersigned agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any Proprietary Information. The undersigned recognizes that all such documents and objects, whether developed by undersigned or by someone else, are the sole and exclusive property of the Company.

            (iii) All Proprietary Information and all of the undersigned 's interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists, products, procedure, copyrights and developments created or developed by the undersigned during the term of this Agreement as a result of, or in connection with, the undersigned 's employment by the Company, shall be the sole and exclusive property of the Company and shall be deemed work made for hire for purposes of the United States copyright laws. Without further compensation, but at the Company's expense, forthwith upon request of the Company, the undersigned shall execute any and all such assignments and other documents and take any and all such other action as the Company may reasonably request in order to vest in the Company all of the undersigned 's right, title and interest in all of the aforesaid items, free and clear of any and all liens, claims and encumbrances of any kind or nature whatsoever.

      (e) Indemnification. The undersigned hereby agrees to indemnify the Company, and to save the Company harmless, from and against any loss, liability, demand, claim, action, cause of action, cost, damage or expense whether or not arising out of third party claims (including, without limitation, attorneys' fees and court costs) (collectively, "Losses") which the Company may suffer, sustain or become subject to as a result of, in connection with, relating to or by virtue of any inaccuracy in or breach of the representations, warranties and covenants made in Sections 2, 5 or 7 or this Exhibit A of this employment letter (the undersigned hereby acknowledging that such indemnification is a necessary inducement to the Company, in order to continue its interest, agreements, arrangements, business or affairs with the Company (and thus benefit the undersigned)).

      (f) Survival. The representations, warranties and covenants made in this employment letter shall terminate only when all applicable statutes of limitation with respect to the liabilities in question shall expire (after giving effect to any extensions or waivers thereof); provided, however, that any representation, warranty or covenant in respect of which indemnity may be sought under the rights enumerated in this employment letter, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this employment letter if notice of an inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the undersigned prior to such time.

                                       /s/ Massimo Ballerini
                                        ---------------------
                                       Massimo Ballerini

                                    EXHIBIT B

     Assignment of Intellectual Property, Know-how and Inventions Agreement

                                   [attached]


                                      B-1